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                                                                   EXHIBIT 10.61

                            NETBOOKER(SM) AGREEMENT


       This Agreement is entered into by and between PEGASUS SYSTEMS, INC., a Delaware corporation, (hereinafter "Pegasus") and ITT SHERATON CORPORATION (hereinafter "Participant"), this 10th day of June, 1997.

                                1.0  DEFINITIONS

       1.1 For purposes of this Agreement, the following definitions shall apply:

       (i) NetBooker(SM). A service mark of Pegasus for its service to provide an Interface (as hereinafter defined) to Pegasus' Hotel Reservation Functionality (as hereinafter defined).

       (ii) Hotel Reservation Functionality. The capability to determine room availability for specific dates and to make, change and cancel reservations at a hotel participating in Pegasus' Hotel Reservation Functionality.

       (iii) Interface. All server and application software and hardware reasonable and necessary for a dependable and operative online connection between Participant's Web Site and Pegasus' Hotel Reservation Functionality.

       (iv) Participant's Web Site. An Internet site on the World Wide Web created and maintained by Participant.

       (v) Net Reservation. Net Reservations are reservations by accessors of Participant's Web Site within a particular time period, less the number of canceled reservations by accessors of Participant's Web Site during the same time period.



INFORMATION CONTAINED IN THIS AGREEMENT HAS BEEN OMITTED SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST AND HAS BEEN FILED SEPARATELY WITH THE S.E.C.



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                                 2.0  NETBOOKER

       2.1 Duties of Pegasus. Pegasus will furnish to Participant the Interface and Hotel Reservation Functionality together with operational and technical support so that Participant may utilize NetBooker for its benefit on an uninterrupted basis for use in connection with Participant's web site providing Reservation Functionality to three (3) of Participant's brands. Pegasus and Participant shall agree to the requirements for the Interface and, pursuant to a mutually agreed schedule, shall create and maintain on a continual basis a dependable and operative Interface.

       2.2. Duties of Participant. Participant shall use all reasonable and necessary efforts to cooperate fully with and provide support for Pegasus' personnel with respect to the creation of the Interface.

       2.3 Exclusive Database and Reservation Functionality. Participant agrees that the Hotel Reservation Functionality shall be the sole and exclusive reservation functionality for Participant's Web Site for those hotels participating in Pegasus' Hotel Reservation Functionality as of the date
hereof.   Participant agrees that it will not hyperlink or otherwise provide a connection or access to any other Internet site containing hotel information or any capabilities similar to the Hotel Reservation Functionality for hotels participating in Pegasus' Hotel Reservation Functionality. This section does not prohibit Participant from utilizing other hotel reservation systems for hotels not available on the date hereof via Pegasus' Hotel Reservation Functionality.

       2.4 Restricted Use. Participant agrees that the Hotel Reservation Functionality shall be used solely and exclusively for the purposes set forth herein and only in connection with the operation of Participant's Web Site. Any direct or indirect distribution or utilization of the Hotel Reservation Functionality to any third parties other than individual consumer accessors of Participant's Web Site is expressly prohibited.

                                    3.0 FEES

       3.1    Installation Fee.   Upon full execution of this Agreement,
Participant shall pay Pegasus an Installation Fee of   *  .





                                              * CONFIDENTIAL TREATMENT REQUESTED


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                                   4.0  TERM

       4.1 Term of Agreement. The initial term of this Agreement, unless earlier terminated pursuant to the provisions of this Agreement, shall begin upon the date the Interface is operable and shall continue thereafter for a period of twenty four (24) months provided, however, the term of this Agreement shall be automatically extended for additional one (1) year terms unless either party shall, at least sixty (60) days prior to the expiration of the initial or any extended term, give notice of termination of the Agreement at the end of the term.

                                5.0  TERMINATION

       5.1 Termination by Participant. Upon the occurrence of an Event of Default (as hereinafter defined) by Pegasus and the failure of Pegasus to cure such default after written notice and opportunity to cure as provided by
Section 6.3 hereof, Participant may terminate this Agreement at any time within thirty (30) days after the expiration of the cure period provided in Section 6.3.

       5.2 Termination by Pegasus. Upon the occurrence of an Event of Default (as hereinafter defined) by Participant and the failure of Participant to cure such default after written notice and opportunity to cure as provided by Section 6.3 hereof, Pegasus may terminate this Agreement at any time within thirty (30) days after the expiration of the cure period provided in Section 6.3.

                                  6.0  DEFAULT

       6.1 Events of Default. Subject to Section 6.2 hereof, any one of the following listed occurrences shall be considered an Event of Default:

       (i) The failure to pay any amount due hereunder within the time required;

       (ii) The refusal or failure to diligently and in good faith perform each and every material provision of this Agreement;







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       (iii)  The application by Participant or Pegasus for or the consenting to the appointment of a receiver, a trustee or liquidator of all or of a substantial portion of its assets; the making by Participant or Pegasus of a general assignment for the benefit of creditors; Participant or Pegasus being adjudicated a bankrupt or becoming insolvent; Participant or Pegasus filing a voluntary petition in bankruptcy or filing a petition or answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any law (whether federal or state) relating to relief of debtors, or admitting (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, arrangement, insolvency or other proceedings (whether federal or state) relating to relief of debtors; Participant or Pegasus admitting in writing that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature; Participant or Pegasus suffering or permitting to continue for ninety (90) consecutive days any judgment, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking reorganization of such party or which appoints a receiver, trustee or liquidator of such party or of all or a substantial part of any of its assets; attachment, execution or other judicial seizure of all or substantially all of the assets of Participant or Pegasus, where such seizure is not discharged within ninety (90) days; or the filing of any involuntary petition in bankruptcy against Participant or Pegasus which is not dismissed within ninety (90) days of its filing.

       6.2 Force Majeure. It shall not constitute a default if an Event of Default is caused by or results from acts of God, fire, war, civil unrest, accident, power fluctuations or outages, telecommunication fluctuations, outages or delays, utility failures, mechanical defects, or other events beyond the control of the defaulting party. However, if an Event of Default results from any such occurrence and continues for more than thirty (30) consecutive days, either party may terminate this Agreement by providing notice as required herein.

       6.3 Notice of Default. Upon the occurrence of an Event of Default, the non-defaulting party shall give written notice to the defaulting party specifying the alleged default. The defaulting party shall then be entitled to ten (10) days after receipt of such notice within which to cure any monetary default and thirty (30) days within which to cure any non-monetary default.





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                              7.0  CONFIDENTIALITY

       7.1 Confidential Information. During the term of this Agreement, it is acknowledged by Participant and Pegasus that each may receive or have access to confidential and proprietary information of the other party including, but not limited to, software, codes, specifications, database (including but not limited to database or other identifying information for hotel properties) and trade secrets ("Confidential Information"). Each party acknowledges that it shall not acquire any ownership or other rights in or to Confidential Information of the other, and shall use the Confidential Information only for the purposes of the performance of this Agreement, and shall keep confidential and not disclose the Confidential Information to any other person, firm or corporation without the prior written consent of the other party. Any Confidential Information transmitted in writing or by other tangible media shall remain the property of the owner and shall be returned to the owner at its request, together with all copies made thereof, at the conclusion of this Agreement. The parties agree that the provisions of this Section 7 shall survive the expiration or termination of this Agreement.

       7.2 Use of Marks. Participant acknowledges that NetBooker, NetBooker Plus and Click- It! Weekends are each service marks of Pegasus or its affiliates and Participant agrees to not use any of Pegasus's marks in any way including, but not limited to, in any advertising or promotional materials, without the prior written approval of Pegasus.

                              8.0  INDEMNIFICATION

       8.1 Indemnification in the Event of Certain Losses. Participant agrees to indemnify and hold harmless Pegasus and Pegasus's affiliates, directors, officers, employees and other stockholders, from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees) occurring on account of Participant's fault and through no fault of Pegasus ("Pegasus' Losses"). Pegasus agrees to indemnify and hold harmless Participant, and Participant's affiliates, directors, officers, employees and stockholders, from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees) occurring on account of Pegasus's fault and through no fault of Participant ("Participant's Losses"). Promptly after receipt by an indemnified party of notice of the commencement of any action or the presentation or other assertion of any claim which could result in any indemnification claim pursuant to this Section 8.1, such indemnified party shall give prompt notice thereof to the indemnifying





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party and the indemnifying party shall be entitled to participate therein or, to the extent that it shall wish, assume the defense thereof with its own counsel. If the indemnifying party elects to assume the defense of any such action or claim, the indemnifying party shall not be liable to the indemnified party for any fees of other counsel or other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and preparation, unless representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The parties agree to cooperate to the fullest extent possible in connection with any claim for which indemnification is or may be sought under this Agreement.

                 9.0  DISCLAIMER AND LIMITATION OF LIABILITIES

       9.1 Disclaimer, Limitation of Liabilities and Risk of Internet Usage. PEGASUS WILL NOT BE RESPONSIBLE OR LIABLE FOR (i) ANY FALSIFICATIONS OR INACCURACIES IN ANY OF THE INFORMATION DISPLAYED ON PARTICIPANT'S WEB SITE ,
(ii) ANY ACT OR FAILURE TO ACT WITH RESPECT TO THE PUBLICATION OF THE INFORMATION ON THE INTERNET OR THE CREATION OR FUNCTIONALITY OF RESERVATION CAPABILITIES UNLESS EXPRESSLY SET FORTH HEREIN, (iii) ANY CLAIM, DAMAGE, OR LIABILITY OF ANY NATURE ARISING OUT OF ACCESS TO PARTICIPANT'S WEB SITE AND/OR THE MAKING, CHANGING OR CANCELING OF A RESERVATION AND THE USE OF A CREDIT CARD OR OTHER DEBIT DEVICE IN CONNECTION THEREWITH, OR (iv) ANY CLAIM RESULTING FROM ANY INTERRUPTION, MALFUNCTION OR CHANGE IN THE USE OF THE INTERNET OR A DISTRIBUTION SYSTEM, EXCEPT TO THE EXTENT RESULTING FROM PEGASUS' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ALL WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, GOOD AND WORKMANLIKE PRODUCT OR SERVICE OR OTHERWISE ARE DISCLAIMED BY PEGASUS AND WAIVED BY PARTICIPANT. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE OPERATION OF A SITE ON THE INTERNET IS AT PARTICIPANT'S OWN RISK. Participant acknowledges and agrees that the Internet is a communication medium over which Pegasus has no control and that its continued utilization in its present form at current costs is uncertain. Therefore, if at any time during the term of this Agreement, the cost of access to the Internet increases or there is imposed a fee or cost for access to or use of the Internet communication lines, or there is imposed any law, governmental ruling, or regulation the result of which increases the





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cost of access to or usage of the Internet to Pegasus or Participant or otherwise makes it impractical, in either party's reasonable opinion , to continue to perform this Agreement, either party may, upon notice to the other, immediately terminate this Agreement without such action constituting an event of default.

       9.3 Repair of NetBooker Operations. Notwithstanding any other provision of this Agreement, the only obligation of Pegasus in the event of a material failure in the operation or performance of NetBooker shall be to repair the malfunction within seven (7) days of receipt of written notice from Participant requesting such repair.



                               10.  MISCELLANEOUS

       10.01 Arbitration of Disputes. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. There shall be a panel of three arbitrators. Each party shall select one arbitrator and the two arbitrators selected shall select a third neutral arbitrator. All reasonable and necessary costs and fees (including attorney's fees) incurred in connection with the arbitration shall be borne by the losing party or assessed in the award as otherwise deemed appropriate by the arbitrators.

       10.02 Status of Parties. This Agreement shall not constitute a partnership, joint venture or similar arrangement. The parties hereto are separate and distinct entities independently contracting with each other at arms length.

       10.03 Assignment. This Agreement is not assignable by Pegasus or Participant without the prior written consent of the non-assigning party (and such consent shall not be unreasonably withheld), provided that either party may assign this Agreement to an affiliate or in the event of an acquisition, merger or sale of substantially all assets.

       10.04 Notices. All notices, requests, consents, payments and other communications contemplated hereby shall be in writing and (a) personally delivered, (b) deposited in the United States mail, first-class, registered or certified mail, return receipt requested,





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with postage prepaid,  (c) sent by overnight courier service (for next business day delivery), shipping prepaid, or (d) by facsimile transmission, as follows:

       If to                               If to
       PEGASUS SYSTEMS, INC.:              ITT SHERATON CORPORATION:
       3811 Turtle Creek Blvd.
       Suite 1100
       Dallas, TX  75219
       Attention: Sandee Miles             Attention:
       Facsimile (214) 528-5675            Facsimile: (   )

or such persons or addresses as any party may request by notice duly given hereunder. Except as otherwise specified herein, notices shall be deemed given and received at the time of personal delivery or, if sent by U.S. mail, three
(3) business days after mailing, or, if sent by overnight courier, one (1) business day after such sending.

       10.05 Controlling Law. This Agreement shall be interpreted pursuant to the laws of the State of Texas. The venue for any arbitration or suit brought with respect to or arising out of this Agreement shall be in the City of Dallas, Texas or in the state or federal courts situated in Dallas County, Texas. The parties hereto hereby waive all objections, and they hereby consent to such jurisdiction and venue.

       10.06 Entire Agreement. This Agreement constitutes the entire agreement between Pegasus and Participant with respect to the implementation and operation of NetBooker and supersedes and replaces any and all other agreements and representations, verbal or written, with respect to the subject matter of this Agreement. There are no representations, warranties or agreements made or relied upon by either party with respect to the subject matter of this Agreement which are not contained in this Agreement.

       10.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the legal representatives, successors and duly authorized assigns of each party whether resulting from merger, acquisition, reorganization or assignment pursuant to the terms hereof.

       10.08 Confidentiality of the Agreement. The parties agree that the terms and provisions of this Agreement shall be kept confidential and shall be disclosed only to those





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persons and entities as required by law or as permitted by the other party hereto. The parties may, however, disclose the existence of this Agreement to any person or entity.


PEGASUS SYSTEMS, INC.                      ITT SHERATON CORPORATION


By: /s/  M. NICHOLAS JENT                  By: /s/  BRIAN M. PRATT
    ---------------------------                -----------------------------
         M. Nicholas Jent                           Brian M. Pratt


Its:     VP Sales                          Its:
                                                 ---------------------------
Date:  6-10-97                             Date:  6-6-97


August 2, 1997





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